1185 Seawind Drive

Gabriola Island, British Columbia

V0R 1X7

CANADA

Telephone:  (250) 247-2070

E-Mail:  Paul_Metcalfe@palatine.ca

CONSENT of AUTHOR

TO:

United States Securities and Exchange Commission

I, Paul Metcalfe, do hereby consent to the filing with the regulatory authorities referred to above of the technical report entitled: Summary Report on Blanca 1 mineral claim, Atlin Mining Division, British Columbia and dated 22nd October, 2006 (the “Technical Report”) and to the written disclosure of the Technical Report, or of contextual extracts from, or a summary thereof, in the written disclosure in Form SB-2 of Blanca Corp. (the Registration Statement under the United States of America Securities Act of 1933).

I also certify that I have read the written disclosure being filed and that I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in Form SB-2 of Blanca Corp. contains any misrepresentation of the information contained in the Technical Report.

Dated this 10th day of January, 2007.

“Dr. Paul Metcalfe”

Dr. Paul Metcalfe P.Geo. (British Columbia)